EXHIBIT 10.35

Dated 2 June 2010
_________________________

MARTINIQUE INTERNATIONAL CORP.
HARBOUR BUSINESS INTERNATIONAL CORP.
AMAZONS MANAGEMENT INC.
LAGOON SHIPHOLDING LTD.
CYNTHERA NAVIGATION LTD.
and
WALDECK MARITIME CO.
as joint and several Borrowers

- and -

MARFIN EGNATIA BANK Societe Anonyme
as Lender

_______________________________________
Addendum No. 3 to a Financial Agreement
dated 27 August 2008
in respect of certain financial facilities
not exceeding in aggregate US$255,000,000 (originally)
_______________________________________

THIS ADDENDUM No. 3 is made this 2nd day of June 2010

BY AND BETWEEN

1.	(a)
MARTINIQUE INTERNATIONAL CORP., a corporation organised and existing under the laws of the British Virgin Islands, having its registered office at Palm Chambers, 197 Main Street, P.O. Box 3174, Road Town, Tortola, British Virgin Islands (the "Bremen Owner");

(b)
HARBOUR BUSINESS INTERNATIONAL CORP., a corporation organised and existing under the laws of the British Virgin Islands, having its registered office at Palm Chambers, 197 Main Street, P.O. Box 3174, Road Town, Tortola, British Virgin Islands (the "Hamburg Owner");

(c)
AMAZONS MANAGEMENT INC., a corporation organised and existing under the laws of the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (the "Davakis Owner");

(d)
LAGOON SHIPHOLDING LTD., a corporation organised and existing under the laws of the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (the "Ranger Owner");

(e)
CYNTHERA NAVIGATION LTD., a corporation organised and existing under the laws of the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (the "Oryx Owner");

(f)
WALDECK MARITIME CO., a corporation organised and existing under the laws of the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (the "Zebra Owner" and together with the Bremen Owner and the Hamburg Owner and the Davakis Owner and the Ranger Owner the Oryx Owner the "Borrowers") as joint and several borrowers; and

2.
MARFIN EGNATIA BANK Societe Anonyme, a company duly incorporated under the laws of the Republic of Greece, having its registered office at 20 Mitropoleos Str. & Komninon, 546 24 Thessaloniki, Greece and acting through its office at 91 Akti Miaouli, 185 38 Piraeus, Greece (the "Lender") as lender.

WHEREAS

A.
Pursuant to a financial agreement dated 27 August 2008 (the "Initial Financial Agreement") as same was amended and/or supplemented by an addendum no. 1 dated 9 September 2009 (the "Addendum No. 1"), by an addendum no.2 dated 13 November 2009 (the "Addendum No.2" and as the same is hereby and from time to time may have been or may be further amended, supplemented or varied hereinafter referred to as the "Financial Agreement"), made by and among the Lender as lender and the Borrowers as joint and several borrowers, the Lender made available to the Borrowers certain term loan and revolving credit facilities not exceeding in aggregate Two hundred Fifty Five million Dollars ($255,000,000) in the following amounts: (i) a term loan facility of up to One hundred and Sixty Five million Dollars ($165,000,000) (the "Term Facility") and (ii) a reducing revolving credit facility of up to Ninety million Dollars ($90,000,000) (the "Revolving Facility" and together with the Term Facility the "Facilities") for the purposes and upon the terms and conditions set forth therein.

B.	Pursuant to the Financial Agreement, inter alia, the following documents were executed, as security for the obligations of the Borrowers to the Lender thereunder:

(i)
a first priority mortgage dated 11 September 2008 (the "Bremen Ship Mortgage") and a deed of covenants collateral thereto of even date as same was amended by an addendum no. 1 dated 9 September 2009 and by an addendum no.2 dated 13 November 2009 (the "Bremen Ship Deed of Covenants"), all executed by the Bremen Owner in favour of the Lender over the Bremen Ship;

(ii)
a first priority mortgage dated 25 September 2008 (the "Hamburg Ship Mortgage") and a deed of covenants collateral thereto of even date as same was amended by an addendum no. 1 dated 9 September 2009 and by an addendum dated 13 November 2009 (together the "Hamburg Ship Deed of Covenants"), all executed by the Hamburg Owner in favour of the Lender over the Hamburg Ship;

(iii)
a first priority mortgage dated 28 August 2008 (the "Davakis Ship Mortgage") and a deed of covenants collateral thereto of even date as same was amended by an addendum no. 1 dated 9 September 2009 and by an addendum dated 13 November 2009 (together the "Davakis Ship Deed of Covenants"), all executed by the Davakis Owner in favour of the Lender over the Davakis Ship;

(iv)
a first priority mortgage dated 28 August 2008 (the "Ranger Ship Mortgage") and a deed of covenants collateral thereto of even date as same was amended by an addendum no. 1 dated 9 September 2009 and by an addendum dated 13 November 2009 (together the "Ranger Ship Deed of Covenants"), all executed by the Ranger Owner in favour of the Lender over the Ranger Ship;

(v)
a first priority mortgage dated 28 August 2008 (the "Oryx Ship Mortgage") and a deed of covenants collateral thereto of even date as same was amended by an addendum no. 1 dated 9 September 2009 and by an addendum dated 13 November 2009 (together the "Oryx Ship Deed of Covenants"), all executed by the Oryx Owner in favour of the Lender over the Oryx Ship;

(vi)
a first priority mortgage dated 25 September 2008 (the "Zebra Ship Mortgage") and a deed of covenants collateral thereto of even date as same was amended by an addendum no. 1 dated 9 September 2009 and by an addendum dated 13 November 2009 (together the "Zebra Ship Deed of Covenants" and together with the Bremen Ship Deed of Covenants, the Hamburg Ship Deed of Covenants, the Davakis Ship Deed of Covenants, the Ranger Ship Deed of Covenants and the Oryx Ship Deed of Covenants the "Deeds of Covenants"), all executed by the Zebra Owner in favour of the Lender over the Zebra Ship;

(vii)
a general assignment dated 25 September 2008 of, inter alia, the Earnings, Insurances and Requisition Compensation of the Bremen Ship as same was amended by an addendum no.1 dated 9 September 2009 and by an addendum dated 13 November 2009(together the "Bremen Ship General Assignment"), all executed by the Bremen Owner in favour of the Lender;

(viii)
a general assignment dated 11 September 2008 of, inter alia, the Earnings, Insurances and Requisition Compensation of the Hamburg Ship as same was amended by an addendum no.1 dated 9 September 2009 and by an addendum dated 13 November 2009 (together the "Hamburg Ship General Assignment") all executed by the Hamburg Owner in favour of the Lender;

(ix)
a general assignment dated 28 August 2008 of, inter alia, the Earnings, Insurances and Requisition Compensation of the Davakis Ship as same was amended by an addendum no.1 dated 9 September 2009 and by an addendum dated 13 November 2009 (together the "Davakis Ship General Assignment") all executed by the Davakis Owner in favour of the Lender;

(x)
a general assignment dated 28 August 2008 of, inter alia, the Earnings, Insurances and Requisition Compensation of the Ranger Ship as same was amended by an addendum no.1 dated 9 September 2009 and by an addendum dated 13 November 2009 (together the "Ranger Ship General Assignment"), all executed by the Ranger Owner in favour of the Lender;

(xi)
a general assignment dated 28 August 2008 of, inter alia, the Earnings, Insurances and Requisition Compensation of the Oryx Ship as same was amended by an addendum no.1 dated 9 September 2009 and by an addendum dated 13 November 2009 (together the "Oryx Ship General Assignment"), all executed by the Oryx Owner in favour of the Lender;

(xii)
a general assignment dated 25 September 2008 of, inter alia, the Earnings, Insurances and Requisition Compensation of the Zebra Ship as same was amended by an addendum no.1 dated 9 September 2009 and by an addendum dated 13 November 2009 (together the "Zebra Ship General Assignment" and together with the Bremen Ship General Assignment, the Hamburg Ship General Assignment, the Davakis Ship General Assignment, the Ranger Ship General Assignment and the Oryx Ship General Assignment the "General Assignments"), all executed by the Zebra Owner in favour of the Lender; and

(xiii)	a guarantee and indemnity dated 27 August 2008 (the "Guarantee") executed by SEANERGY MARITIME HOLDINGS CORP. of the Marshall Islands (the "Seanergy Holdings Guarantor") in favour of the Lender.

C.
Pursuant to the Addendum No. 1 and following a request by the Borrowers, the Lender, inter alia, had agreed to waive the Lender’s rights under Clause 23 of the Initial Financial Agreement up to 1 July 2010.

D.
Pursuant to the Addendum No.2 and following a further request by the Borrowers, the Lender, inter alia, had agreed to waive the Lender’s rights under Clause 23 of the Financial Agreement for a further period up to 1 January 2011.

E.
The outstanding principal amount of the Term Facility on the date hereof is One hundred Nineteen million and Two hundred Fifty thousand Dollars ($119,250,000) and the outstanding principal amount of the Revolving Facility on the date hereof is Fifty Four million Eight hundred Forty Five thousand and Three hundred Ninety Dollars and Sixty Seven cents ($54,845,390.67).

F.
The Borrowers and the Seanergy Holdings Guarantor, inter alia, requested the Lender to (i) consent to the acquisition by the Seanergy Holdings Guarantor of the remaining Fifty per cent (50%) of the shares of Bulk Energy Transport (Holdings) Limited ("BET") and (ii) waive the Lender’s rights under Clause 23 of the Financial Agreement for a further period up to 3 January 2012 (the "New Waiver Period").

G.	The Lender has agreed to consent to the request referred to in Recital F above on the condition (inter alia) that:

(i)	the Borrowers enter into this Addendum No. 3 with the Lender;

(ii)	each Borrower executes in favour of the Lender an addendum to the relevant Deed of Covenants, incorporating, inter alia, the amendments hereinafter set forth;

(iii)	each Borrower executes in favour of the Lender an addendum to the relevant General Assignment; and

(iv)	the Seanergy Holdings Guarantor executes a confirmation of the validity of its Guarantee.

H.
In connection with the foregoing, the parties hereto have agreed to partially amend the Financial Agreement by entering into this Addendum No. 3, keeping any and all other provisions of the Financial Agreement in full force and effect.

NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration (receipt of which is hereby acknowledged) the parties do hereby agree as follows:

1.           Definitions

In this Addendum No. 3 (which term shall include any addenda, amendments or supplements hereto) and in the Recitals hereof capitalised terms not otherwise defined herein shall have the meanings ascribed to them in the Financial Agreement and furthermore:

"Effective Date" means the date upon which the Lender's agreement set forth in Clause 7 hereof shall become effective being a date not later than 2 June 2010 upon which the conditions set forth in Clause 5 hereof shall have been fulfilled to the satisfaction of the Lender and its legal advisors; and

"Supplemental Security Documents" means each of the documents referred to in Clause 4 hereof which are to be executed and delivered on or prior to the Effective Date in accordance with the terms hereof.

2.           Amendments to the Financial Agreement

2.1	With effect from the Effective Date the following definitions of Clause 2.01 of the Financial Agreement shall be amended to read as follows:

"Applicable Margin" means:

(a)	in respect of each Term Advance:

(i)
in the event that the Total Assets to Total Liabilities Ratio at the relevant Margin Calculation Date is greater than One hundred Sixty Five per cent (165%): One point fifty per cent (1.50%) per annum; and

(ii)
in the event that the Total Assets to Total Liabilities Ratio at the relevant Margin Calculation Date is lower than or equal to One hundred Sixty Five per cent (165%): One point seventy five per cent (1.75%) per annum;

(b)	in respect of each Revolving Advance: Two point twenty five per cent (2.25%) per annum;

provided however that the Applicable Margin throughout each Waiver Period shall be increased to: (i) Three point five per cent (3.5%) per annum in respect of each Term Advance, and (ii) Four per cent (4%) per annum in respect of each Revolving Advance, for each relevant Interest Period; and provided further that at the end of such New Waiver Period, and subject to no Event of Default having occurred and fulfilment of the covenant contained in Clause 23, the Applicable Margin referred to in sub-paragraphs (a) (i), (a) (ii) and (b), as the case may be, shall be reinstated;

2.2	With effect from the Effective Date, an additional Clause 10.15 shall be inserted in the Financial Agreement reading as follows:

"10.14  The Borrowers shall prepay the following Repayment Instalments in the amounts and on the dates described below:

(i)	on 3 January 2011, the Borrowers shall pay the tenth (10th) and the eleventh (11th) Repayment Instalments in the total amount of Six million Four hundred thousand Dollars ($6,400,000); and

(ii)	on 1 July 2011, the Borrowers shall pay the twelfth (12th) and the thirteenth (13th) Repayment Instalments, in the total amount of Six million Four hundred thousand Dollars ($6,400,000)."

3.           Construction of the Financial Agreement and the other Security Documents

3.1
With effect from the Effective Date all references in the Financial Agreement to "this Agreement" shall be construed as references to the Financial Agreement as amended and/or supplemented by this Addendum No. 3 and the words "hereby", "hereof", "herein", "hereunder" and the like shall be construed accordingly.

3.2
With effect from the Effective Date all references in any of the Security Documents to the "Agreement" or to the "Financial Agreement" shall be construed as references to the Financial Agreement as amended and/or supplemented by this Addendum No. 3 and the words "thereby", "thereof", therein", "thereunder" and like shall be construed accordingly.

3.3
With effect from the Effective Date all references in the Financial Agreement or any other of the Security Documents to the Security Documents (including references in the Security Document in question to itself) shall be construed as to include the Supplemental Security Documents referred to in Clause 4 hereof and as references to the same as supplemented and amended by or pursuant to this Addendum No. 3 and the words "herein", "hereof", "hereunder", "therein", "thereof" and the like shall be construed accordingly.

4.           Supplemental Security Documents

4.1
On or prior to the Effective Date, each Borrower shall execute an addendum to the relevant Deed of Covenants, in favour of the Lender and in form and substance satisfactory to the Lender and its legal advisors.

4.2
On or prior to the Effective Date, each Borrower shall execute an addendum to the relevant General Assignment, in favour of the Lender and in form and substance satisfactory to the Lender and its legal advisors.

4.3
On or prior to the Effective Date, the Seanergy Holdings Guarantor shall execute in favour of the Lender and in form and substance satisfactory to the Lender and its legal advisors a confirmation of the validity of its Guarantee.

5.           Conditions Precedent

The Lender’s agreement to consent to the Borrowers’ requests referred to in Recital F hereof is subject to the condition that the Lender shall have received the following in form and substance satisfactory to the Lender, in all respects on or prior to 2 June 2010:

(a)
certificate of incumbency of each Borrower and the Seanergy Holdings Guarantor signed by its secretary or a director thereof, stating, inter alia, the officers and/or directors of same and that no amendment has been effected to its Articles of Incorporation and By-Laws, as the case may be, from the date of the Financial Agreement until the date of such certificate, or advising of any change thereto by attaching the relevant amendment to the certificate;

(b)
certificate or other evidence in respect of the existence and good standing of each Borrower and the Seanergy Holdings Guarantor dated not more than fifteen (15) days before the date of this Addendum No. 3;

(c)
minutes of meeting of the directors and shareholders, or resolutions of the directors and shareholders of each Borrower at which there was approved the entry into execution delivery and performance of this Addendum No. 3, the Supplemental Security Documents and any other documents executed pursuant hereto or thereto to which the relevant Borrower is a party;

(d)
evidence of the due authority of any person signing this Addendum No. 3, the Supplemental Security Documents and any other documents executed pursuant hereto or thereto on behalf of each Borrower and the Seanergy Holdings Guarantor;

(e)	the Supplemental Security Documents referred to in Clause 4, all duly executed, delivered to the Lender and where appropriate duly registered with the relevant authorities;

(f)
confirmation from any agents for service of process nominated in this Addendum No. 3 and elsewhere in the Supplemental Security Documents for the acceptance of any notice of service of process that they consent to such nomination;

(g)
opinions from lawyers appointed by the Lender at the Borrowers’ expense as to all such aspects of law as the Lender shall deem relevant for this Addendum No. 3 and the Supplemental Security Documents and any other documents executed pursuant thereto or hereto;

(h)
payment to the Lender of an amount of Four thousand Five hundred Euros (€4,500) in respect of legal fees of the Greek and English legal advisors of the Lender in respect of this Addendum No. 3 and the Supplemental Security Documents;

(i)	payment to the Lender of an amount of the fees of the Marshall Islands counsel of the Lender;

(j)	payment to the Lender of an amount of the fees of the Bahamian counsel of the Lender;

(k)	payment to the Lender of an amount of the fees of the British Virgin Islands counsel of the Lender; and

(l)	evidence that the Borrowers are in compliance with their obligations under Clause 19.22 of the Financial Agreement.

PROVIDED HOWEVER THAT the Lender may in its absolute discretion consent to the Borrowers’ request referred to in Recital E hereof notwithstanding that all the conditions specified in this Clause 5 have not been fulfilled and in this event the Borrowers hereby covenant to procure the fulfilment of such conditions within ten (10) days after the Effective Date or at such other time specified by the Lender.

6.           Representations, Warranties and Covenants

6.1
As at the date hereof each Borrower makes, repeats and restates, as the case may be, all the representations, warranties and covenants set forth in the Financial Agreement, mutatis mutandis, as of the date hereof.

6.2	In addition to the above the Borrowers hereby represent and warrant to the Lender as at the date of this Addendum No. 3 that:

(a)
all necessary licences, consents and authorities, governmental or otherwise, for the Borrowers and the Seanergy Holdings Guarantor to enter into and perform their respective obligations under this Addendum No. 3 and the Supplemental Security Documents to which each of them is a party have been obtained;

(b)
this Addendum No. 3 constitutes and each of the Supplemental Security Documents will on the execution thereof constitute the legal, valid and binding obligations of the relevant Borrower(s) or the Seanergy Holdings Guarantor (as the case may be) enforceable in accordance with its terms; and

(c)
the execution and delivery of, and the performance of the provisions of this Addendum No. 3and the Supplemental Security Documents do not, and will not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on any one or more of the Borrowers and the Seanergy Holdings Guarantor or (where applicable) their respective constitutional documents.

7.           Agreement of the Lender

The Lender relying upon each of the representations and warranties set out in Clause 6 and subject to the fulfilment of the conditions precedent set out in Clause 5 on or before 2 June 2010, hereby agrees to waive its rights under Clause 23 of the Financial Agreement throughout the New Waiver Period.

8.           Fees Costs and Expenses

Whether or not the transactions contemplated by this Addendum No. 3 or any of them take effect, the Borrowers shall pay to the Lender on first demand and be liable to the Lender for all legal fees and other costs and expenses incurred by the Lender in the negotiation and preparation and execution of this Addendum No. 3 and the Supplemental Security Documents and the transactions contemplated hereby and for any and all losses, costs, expenses, damages, claims, demands, rights of set-off and/or any counterclaim directly or indirectly incurred by the Lender as a result of or in connection with the Addendum No. 3 and/or the Supplemental Security Documents provided that the Lender will provide supporting documentation for the legal fees and other costs and expenses.

9.           Headings and Counterparts

The headings in this Addendum No. 3 are for the purpose of references only, and shall not limit or otherwise affect any of the terms hereof. This Addendum No. 3 may be executed in any number of counterparts. Any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall constitute a full and original agreement for all purposes.

10.           Continuation of the Financial Agreement and other Security Documents

Subject to the amendments to the Financial Agreement set out in or to be made pursuant to this Addendum No. 3 and such further modifications (if any) thereof as may be necessary to make same consistent with the terms of this Addendum No. 3 or the documents supplementing and amending same (as the case may be) the Financial Agreement and the other Security Documents shall remain in full force and effect and, without prejudice to the generality of the foregoing, the Security Documents shall continue to secure the obligations of the Borrowers under the Financial Agreement as supplemented and amended by this Addendum No. 3.

11.           Further Assurance

The Borrowers agree with the Lender to execute, deliver and, if appropriate, register at their own expense any and all such further assurances or documents as the Lender may require for the purpose of more fully carrying into effect the purposes of this Addendum No. 3and/or ensuring that the Lender's security is maintained.

12.           Notices

Clause 36 (Notices) of the Financial Agreement shall apply to this Addendum No. 3 as if the same was set out in full herein.

13.	Applicable Law-Jurisdiction

13.1	This Addendum No. 3 and any non-contractual obligations connected with it shall be governed by and construed in accordance with the laws of England.

13.2
Any legal action or proceedings arising out of or in connection with this Addendum Nr. 3 shall be brought in the High Court of Justice in London, England. The Borrowers hereby accept for themselves and in respect of their assets and revenues generally and unconditionally the jurisdiction of the aforesaid court and hereby irrevocably appoint E.J.C. Album, Solicitor, presently located at Exchange Tower (10th Floor), 1 Harbour Exchange Square, London E14 9GE, England, as their agent for service of process in respect of proceedings before such court and undertake that, throughout the Security Period they will maintain an agent in England for such purpose.

13.3
The Borrowers irrevocably designate and appoint Mr. Efstratios Paschalidis, an Attorney-at-law with offices at 8th Floor, Ionian Building, 2 Defteras Merarchias Street, 185 36 Piraeus, Greece, as agent for the service of process in Greece ("antiklitos") and agrees to consider any legal process or any demand or notice made served by or on behalf of the Lender on the said agent as being made to the Borrowers. The designation of such an authorized agent ("antiklitos") shall remain irrevocable until all Indebtedness shall have been paid in full in accordance with the terms of the Financial Agreement and the other Security Documents.

13.4
The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Lender to bring any legal action or proceedings with respect to this Addendum Nr. 3 in any competent jurisdiction. The Borrowers hereby irrevocably waive any objection they may now or hereafter have to the selection of venue of any such action or proceedings and any claim they may have that such action or proceedings have been brought in an inconvenient forum. Nothing herein contained shall affect the right of the Lender to serve process in any other manner permitted by law.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

EXECUTION PAGE

SIGNED for and on behalf of	)
MARFIN EGNATIA BANK Societe Anonyme	)
by	)
and by	)
in the presence of:	)

SIGNED for and on behalf of	)
MARTINIQUE INTERNATIONAL CORP.	)
by	)
in the presence of:	)

SIGNED for and on behalf of	)
HARBOUR BUSINESS INTERNATIONAL CORP.	)
by	)
in the presence of:	)

SIGNED for and on behalf of	)
AMAZONS MANAGEMENT INC.	)
by	)
in the presence of:	)

SIGNED for and on behalf of	)
LAGOON SHIPHOLDING LTD.	)
by	)
in the presence of:	)

SIGNED for and on behalf of	)
CYNTHERA NAVIGATION LTD.	)
by	)
in the presence of:	)

SIGNED for and on behalf of	)
WALDECK MARITIME CO.	)
by	)
in the presence of:	)

SK 26979 0001 1111872